                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 22, 2002

                       Williams Communications Group, Inc.
             (Exact name of registrant as specified in its charter)

   Delaware                           1-15343                    73-1462856
(State or other                     (Commission               (I.R.S. Employer
jurisdiction of                     File Number)             Identification No.)
incorporation)

One Technology Center, Tulsa, Oklahoma                                 74103
(Address of principal executive offices)                             (Zip Code)

        Registrant's telephone number, including area code: 918-547-6000

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 3. Bankruptcy or Receivership.

     On April 22, 2002, Williams Communications Group, Inc. (the "Registrant") and one of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York under the supervision of the Hon. Stuart Bernstein, Chief Bankruptcy Judge.

     On the same date, the Registrant announced that it had entered into agreements with its principal creditor groups regarding certain significant terms of a debt restructuring to reduce the Registrant's debt through a negotiated Chapter 11 filing.

Item 7. Financial Statements and Exhibits.

        The Registrant files the following exhibits as part of this report:

        Exhibit 10.1 Copy of the Registrant's April 22, 2002, agreement with principal creditor groups

        Exhibit 10.2 Copy of the Registrant's February 23, 2002 agreement with
                     The Williams Companies, Inc.

        Exhibit 99. Copy of the Registrant's press release, dated April 22, 2002, publicly announcing the items reported herein.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       WILLIAMS COMMUNICATIONS GROUP, INC.

                                       /s/ KATHRYN J. KINDELL
Date: May 1, 2002                      -----------------------------------------
                                       Name: Kathryn J. Kindell
                                       Title: Assistant Corporate Secretary

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                                INDEX TO EXHIBITS

EXHIBIT
NUMBER            DESCRIPTION
-------           -----------

 10.1 Copy of the Registrant's April 22, 2002, agreement with principal creditor groups

 10.2             Copy of the Registrant's February 23, 2002, agreement with The
                  Williams Companies, Inc.

 99 Copy of the Registrant's press release, dated April 22, 2002, publicly announcing the items reported herein.